Exhibit A

Amendments to the Amended and Restated Receivables Purchase Agreement

(Attached)

Exhibit A

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EXECUTION VERSION

EXHIBIT A TO THE FIRST AMENDMENT, DATED AS OF March 5, 2021

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of March 9, 2020

by and among

THE CHEMOURS COMPANY AR, LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers and as Group Agents,

THE TORONTO-DOMINION BANK,

as Administrative Agent,

THE TORONTO-DOMINION BANK,

as LC Bank,

and

THE CHEMOURS COMPANY FC, LLC,

as initial Servicer

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“DSO Adjustment Factor” means, as of any date of determination, the product of: (a) an amount equal to (i) the excess (if any) of the Days’ Sales Outstanding as of the most recently ended Settlement Period over 60, divided by (ii) 30, times (b) the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the fifth preceding Settlement Period.

“Dynamic Loss Reserve Percentage” means, on any day, a percentage determined as follows:

SF x LR x LHR
where:
SF	=	2.25;
LR	=	the highest average Loss Ratio for any three (3) consecutive Settlement Periods observed over the preceding 12 Settlement Periods; and
LHR	=	Loss Horizon Ratio on such day.

“Eligible Assignee” means (i) any Committed Purchaser or any of its Affiliates, (ii) any Person managed by a Committed Purchaser or any of its Affiliates (other than a natural person (and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) and (iii) any other financial or other institution, in each case, other than a Defaulting Purchaser or Disqualified Institution; provided that the list of Disqualified Institutions has been provided to the Administrative Agent.

“Eligible Chemours Obligor” has the meaning specified in the Side Letter.

“Eligible Contract” means a Contract governed by the law of (x) the United States of America or of any State or territory thereof or (y) if the related Obligor of which is an Eligible Foreign Obligor, any Eligible Foreign Country or State, territory, province or any other political subdivision thereof, in each case, that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not require any Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iii) the payment terms of which have not been modified, extended or rewritten in any manner (except for extensions, rewritings and modifications expressly permitted hereunder) and (iv) remains in full force and effect.

“Eligible Foreign Country” means, at any time, any country that satisfies each of the following: (i) is not a Sanctioned Country, (ii) is not the United States of America or any territory thereof, and (iii) is either an OECD Country or an Approved Foreign Country.

“Eligible Foreign Obligor” means an Obligor that is organized in and that has a head office (domicile), registered office and chief executive office that is located in an Eligible Foreign Country.

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“Eligible Receivable” means, as of any date of determination, a Receivable:

(a)

(i) which represents all or part of the sales price of goods or services, sold by an Originator and billed to the related Obligor in the ordinary course of such Originator’s business and sold or contributed to Seller pursuant to the Purchase and Sale Agreement, (ii) for which all obligations of the Originator in connection with which have been fully performed (other than the delivery of the related goods or merchandise with respect to In-Transit Receivables), (iii) no portion of which is in respect of any amount as to which any related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) for which immediately prior to the sale or contribution thereof pursuant to the Purchase and Sale Agreement, the underlying goods in connection with such Receivable were owned by the Originator and not subject to any Adverse Claim other than any Permitted Lien or other Adverse Claim that has been released, (v) which is not issued under cash-in-advance or cash-on-account terms or (vi) which has payment terms of not more than 120 days from the original billing date; provided that, for the avoidance of doubt, other than with respect to any In-Transit Receivable, no portion of any Receivable billed to any Obligor for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Pool Balance);

(b)	for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP;
(c)

which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced by “instruments” or “chattel paper” and (iii) does not constitute, or arise from the sale of, “as‑extracted collateral”, in each case, as defined in the UCC;

(d)	each Obligor of which is a commercial Obligor or a Governmental Authority and is not an Excluded Obligor;
(e)	no Obligor of which (i) is a Sanctioned Person, (ii) is a natural Person acting in its individual capacity or (iii) is subject to an Event of Bankruptcy that has occurred and is continuing;
(f)

each Obligor is organized in the United States of America or any State or territory thereof or in an Eligible Foreign Country or State, territory, province or any other political subdivision thereof and has provided the Servicer with a billing address, in each case, located in the United States of America or in an Eligible Foreign Country;

(g)

no Obligor of which has an aggregate Unpaid Balance of Defaulted Receivables included in the Receivables Pool that is more than 50% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;

(h)	which (i) is not a Defaulted Receivable or a Delinquent Receivable ~~and~~, (ii) has not been cancelled and (iii) if an In-Transit Receivable, an In-Transit Event has not occurred and is continuing;

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(b)

such Person shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of such Person (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (b) or in clause (a).

“Event of Termination” has the meaning specified in Section 10.01.  For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration Amount” means, at any time, the sum (without duplication) of (a) the sum of the amounts calculated with respect to each Obligor, equal to the amount by which the aggregate Unpaid Balance of such Eligible Receivables owed or payable by such Obligor or an Affiliate of such Obligor, exceeds the applicable Concentration Limit at such time, (b) the Governmental Authority Excess Concentration Amount at such time, (c) the Foreign Obligor Excess Concentration Amount at such time, (d) the Tier 2 Foreign Obligor Excess Concentration Amount at such time, (e) the Extended-Term Excess Concentration Amount at such time, ~~and~~ (f) the Consigned Goods Excess Concentration Amount at such time, (g) the Past Due (31-60) Excess Concentration Amount at such time and (h) the In-Transit Excess Concentration Amount at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Credit Rebill Dilution” means, with respect to any Receivable, any Dilution with respect thereto solely to the extent both (i) such Dilution occurred solely as a result of cancelling an Erroneous Invoice and replacing it with a Rebilled Invoice and (ii) such Erroneous Invoice and the related Rebilled Invoice were issued during the same calendar month.

“Excluded Obligor” has the meaning specified in the Side Letter.

“Excluded Receivable” means each Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof), that either (i) the obligor of which is an Excluded Obligor or (ii) constitutes a Royalty Receivable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii)

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that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser funds an Investment or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to any Recipient’s failure to comply with Section 5.03(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Exiting Group” has the meaning set forth in Section 2.02(g).

“Extended-Term Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, that constitute Extended-Term Receivables, exceeds (b) 5.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“Extended-Term Receivable” means any Receivable that has payment terms of more than 90 days from the original billing date.

“Facility Limit” means $~~125,000,000~~ 150,000,000 as reduced from time to time pursuant to Section 2.02(e) or increased from time to time pursuant to Section 2.02(h).  References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the sum of the Aggregate Capital plus the LC Participation Amount.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).”  If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.”  If on any relevant day the appropriate rate is not yet published in either H.15(519) or the

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Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn, (iii) all other Seller Obligations (other than contingent obligations as to which no claims have been brought) shall have been paid in full, (iv) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents (other than contingent obligations as to which no claims have been brought) have been paid in full and (v) all accrued Servicing Fees have been paid in full.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“First Data” means First Data Corporation, a Delaware corporation.

“Foreign Obligor Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, any Obligor of which is both an Eligible Foreign Obligor and not an Eligible Chemours Obligor, exceeds (b) ~~20.0~~25.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Acts” has the meaning specified in Section 3.09.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, court, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (including any supra-national bodies such as the European Union or the European Central Bank).

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to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Package” means a report, in substantially the form of Exhibit G.

“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Restatement Date, which list is attached as Schedule V hereto.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“In-Transit Event” means, at any time of determination, both of the following events have occurred: (i) a Ratings Event and (ii) the Administrative Agent (in its sole discretion) has elected in a writing delivered to the Servicer to cease permitting In-Transit Receivables to constitute “Eligible Receivables”.

“In-Transit Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the In-Transit Receivable Proxy Amount at such time, exceeds (b) 5.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“In-Transit Receivable” means, at any time of determination, any Receivable arising in connection with the sale of any goods or merchandise that as of such time, have been shipped but not delivered to the related Obligor.

“In-Transit Receivable Proxy Amount” means, at any time of determination, an amount equal to the aggregate Unpaid Balance of all In-Transit Receivables as calculated in either (i) the most recently delivered annual agreed upon procedures report required pursuant to Section 8.05(g) or (ii) such other more recent report, in form and substance satisfactory to the Administrative Agent, delivered by or on behalf of the Servicer to the Administrative Agent and consented to in writing by the Administrative Agent.

“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent pursuant to Section 2.02(a).

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account at any time designated as the LC Collateral Account established and maintained by the Administrative Agent (for the benefit of the LC Bank and the Purchasers), or such other account as may be so designated as such by the Administrative Agent.

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herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Loss Horizon Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is (i) so long as a Loss Horizon Ratio Event has not occurred and is continuing, the sum of (~~i~~A) the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the ~~five~~three most recently ended Settlement Periods plus (~~ii~~B) half of the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the ~~sixth~~fourth preceding Settlement Period, plus (C) the DSO Adjustment Factor or (ii) if a Loss Horizon Ratio Event has occurred and is continuing, the sum of (A) the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the five most recently ended Settlement Periods plus (B) half of the aggregate initial Unpaid Balance of all Receivables originated by the Originators during the sixth preceding Settlement Period and (b) the denominator of which is the Net Pool Balance as of the Cut-Off Date of the most recently ended Settlement Period.

“Loss Horizon Ratio Event” means, at any time of determination, both of the following events have occurred: (i) a Ratings Event and (ii) the Administrative Agent (in its sole discretion) has elected in a writing delivered to the Servicer to cease calculating the numerator of “Loss Horizon Ratio” pursuant to clause (a)(i) of the definition thereof and to commence calculating such numerator pursuant to clause (a)(ii) of the definition thereof.

“Loss Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Receivables as to which any payment, or part thereof, remains unpaid for more than 120 but less than 151 days from the original due date for such payment as of the Cut-Off Date of the most recently ended Settlement Period, plus (without duplication) (ii) any Losses (net of recoveries) incurred in such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables that were originated by the Originators during the calendar month that is five calendar months before such Settlement Period.

“Loss Reserve Floor Percentage” means the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors; provided, however, that (i) if there is not a Group A Obligor in the Top Ten Obligors, clause (d) above shall be calculated based on the smallest Obligor Percentage of the Top Ten Obligors, (ii) if there are not two Group B Obligors in the Top Ten Obligors, clause (c) above shall be calculated based on the largest Obligor Percentage of the Group B Obligor that is in the Top Ten Obligors, if applicable, and the smallest or two smallest, as applicable, Obligor Percentage(s) of the Top Ten Obligors, (iii) if there are not three Group C Obligors in the Top Ten Obligors, clause (b) above shall be calculated based on the largest or two largest, as applicable, Obligor Percentage(s) of the Group C Obligor(s) that is in the Top Ten Obligors, if applicable, and the smallest or two or three smallest, as applicable, Obligor Percentage(s) of the Top Ten Obligors and (iv) if there are not five Group D Obligors in the Top Ten Obligors, clause (a) above shall be calculated based on the largest, two largest, three largest or four largest, as applicable, Obligor Percentage(s) of the

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“OECD Country” means any country that has signed the Convention on the Organisation for Economic Co-operation and Development.

“OFAC” has the meaning set forth in the definition of Sanctioned Person.

“Order” has the meaning set forth in Section 3.10.

“Original RPA” has the meaning set forth in the preliminary statements to this Agreement.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators in accordance with the terms of the Purchase and Sale Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, filing, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means The Chemours Company, a Delaware corporation.

“Past Due (31-60) Excess Concentration Amount” means, at any time, the amount (if any) by which (a) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool, that constitute Past Due (31-60) Receivables, exceeds (b) 50.0% of the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool at such time.

“Past Due (31-60) Receivable” means any Receivable as to which any payment, or part thereof, remains unpaid for more than 30 days but less than 61 days from the original due date for such payment.

“Parent Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole (excluding any matters specified in Schedule 1.02 or disclosed in the most recent annual report on Form 10-K or any quarterly or periodic report of the Parent, in each case filed with the SEC at least five Business Days prior to the Closing Date), (b) the ability of the Parent to perform any of its payment obligations under the Performance Guaranty or (c) the rights of or

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“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pool Receivable” means a Receivable in the Receivables Pool.  For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Pro Rata LC Share” shall mean, as to any Purchaser, a fraction, the numerator of which equals the Commitment of such Purchaser at such time and the denominator of which equals the aggregate of the Commitments of all Purchasers at such time.  For purposes of this definition, no Commitment shall be deemed to have been reduced or terminated solely due to the occurrence of the Termination Date.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Originators and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in the Purchase and Sale Agreement.

“Purchaser Party” means each Purchaser, the LC Bank, the Administrative Agent and each Group Agent.

“Purchasers” means the Conduit Purchasers and the Committed Purchasers.

“Qualifying Commingling Report” has the meaning set forth in Section 9.04(d).

“Ratings Event” means, at any time of determination, both of the following events have occurred and are continuing: (i) Parent’s Issuer Credit Rating (Local Currency LT) by S&P is below B+ or Parent does not have an Issuer Credit Rating (Local Currency LT) by S&P and (ii) Parent’s LT Corporate Family Rating by Moody’s is below B1 or Parent does not have a LT Corporate Family Rating by Moody’s.

“Rebilled Invoice” means, with respect to any Receivable, any invoice that was issued in replacement of a prior Erroneous Invoice.

“Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, arising from the sale of goods, provided or to be provided, or provision

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responsible for the administration of the obligations of any Chemours Party under this Agreement or any other Transaction Document.

“Restatement Date” means March 9, 2020.

“Royalty Receivables” means any right to payment of a monetary obligation owed to any Originator that satisfies each of the following: (i) it is in respect of licensing the right to a third party to modify or adapt a work or portion thereof, or to incorporate portions of a work in another work, for resale or relicensing to the third party’s customers, (ii) it is designated with the Royalty Receivables Account Code in such Originator’s general ledger accounting system and (iii) the obligor thereof has not been instructed by any Chemours Party or any Subsidiary thereof to remit payment with respect thereto to any Collection Account.

“Royalty Receivables Account Code” has the meaning specified in the Side Letter (including any replacement schedule thereto delivered by the Seller to the Administrative Agent).

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Sudan, Syria and North Korea.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time and any other Person listed in any Sanctions-related list of the United Nations Security Council, the European Union or any EU member state; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is organized under the laws of or resident in a Sanctioned Country; or (d) (i) an agency of the government of a Sanctioned Country or (ii) an organization controlled by a Sanctioned Country.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, or (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Termination Date” means March ~~5, 2021,~~6, 2023, as such date may be extended from time to time pursuant to Section 2.02(g).

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.

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“Side Letter” means that certain ~~second~~third amended and restated letter agreement, dated as of ~~the Restatement Date,~~ March 5, 2021, among the Seller, the Servicer and the Administrative Agent.

“Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Weekly Sold Receivables Reports delivered hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b).

“Sold Receivables Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) an amount equal to the aggregate Unpaid Balance of all Sold Receivables at such time.

“Sold Receivables Threshold” means $500,000.

“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.

“Subject Consigned Goods Balance” means, as of any date of determination, the aggregate outstanding amount owing by the Chemours Parties to the Subject Consigned Goods Provider at such time with respect to a transaction involving the purchase or other acquisition of goods by the Chemours Parties from the Subject Consigned Goods Provider.

“Subject Consigned Goods Acquisition Amount” means, as of any date of determination, an amount equal to the aggregate purchase price of all goods purchased or otherwise acquired by the Chemours Parties from the Subject Consigned Goods Provider during the four most recently ended Settlement Periods; provided that for purposes of this calculation, the aggregate purchase price of all such goods during the earliest Settlement Period of any such period of four Settlement Periods shall be divided in half.

“Subject Consigned Goods Provider” has the meaning specified in the Side Letter.

“Subject Consigned Goods Trigger Event” means, as of any date of determination, the occurrence of any of the following events: (a) the Subject Consigned Goods Balance exceeds the Subject Consigned Goods Acquisition Amount or (b) any Consigned Goods Litigation has occurred and is continuing; provided that a Subject Consigned Goods Trigger Event will not exist if there is no effective UCC-1 financing statement filed in the applicable filing office

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(e)

Events of Termination.  Notice of the occurrence of any Event of Termination or Unmatured Event of Termination, accompanied by a written statement of a Responsible Officer of the Servicer setting forth details of such event and the action that the Servicer proposes to take with respect thereto, such notice to be provided promptly (but not later than four (4) Business Days) after the Servicer obtains knowledge of any such event.  Notice of the cure of any Event of Termination, such notice to be provided promptly (but not later than four (4) Business Days) after the Servicer obtains knowledge of any such event.

(f)

Litigation.  Promptly after the Servicer obtains knowledge thereof, notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Chemours Party, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Servicer to the Administrative Agent, that in each case would reasonably be expected to result in a Servicer Material Adverse Effect.

(g)

Agreed Upon Procedures Report.  At the sole cost and expense of the Seller, a report of Protiviti Inc. (or such other accounting firm or consulting firm reasonably acceptable to the Administrative Agent) delivered each calendar year, addressed to the Administrative Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Servicer for the prior calendar year.  The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent and shall include, without limitation, analysis of the aggregate Unpaid Balance of all In-Transit Receivables.

(h)

Change in Credit and Collection Policy or Business.  At least ten (10) days prior to (i) the effectiveness of any change (other than any change or amendment that is required under GAAP) in the Credit and Collection Policy that would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or the credit quality of any newly created Pool Receivables, a description of such change or, if available, a copy of the Credit and Collection Policy so proposed to be amended or changed and, requesting the Administrative Agent’s consent thereto and (ii) any change in the character of the Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Servicer to perform its obligations hereunder or that would prevent the Servicer from conducting its business operations relating to the Pool Receivables, its servicing of the Pool Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents to which it is a party, a written notice indicating such change and requesting the Administrative Agent’s and the Majority Group Agent’s consent thereto.

(i)	[Reserved].
(j)

Other Information.  Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Servicer or any other Chemours Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Purchaser Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority (so long as

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(i)	any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;
(ii)

any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents to which it is a party, any Information Package, any Weekly Sold Receivables Report or any other written information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)

the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)	any failure of the Servicer to perform any of its duties or obligations under any Contract related to any Pool Receivable;
(v)

the maintenance of any Linked Account with respect to any Collection Account or the debiting against such Collection Account of amounts as a result of any Settlement Item that originated in any Linked Account or any other account other than any Collection Account;

(vi)

or any amounts payable by the Administrative Agent to any Collection Bank under the applicable Account Control Agreement, solely to the extent the Servicer is liable to such Collection Bank for such amounts under such Account Control Agreement;

(vii)	the commingling of Collections of Pool Receivables by the Servicer at any time with other funds;
(viii)

~~[Reserved];~~ any failure of the Servicer to deliver (or cause to be delivered) any goods or merchandise to the related Obligor with respect to any In-Transit Receivable that constitutes a Pool Receivable;

(ix)	any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document to which it is a party;
(x)

any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, applicable Anti-Corruption Law or applicable Sanctions, incurred connection with the Transaction Documents as a result of any action of the Servicer;

(xi)	the failure of the Administrative Agent to have “control” (as defined in Section 9-104 of the UCC) over each Collection Account; or

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SCHEDULE I

Commitments

Party	Capacity	Commitment
TD Bank	Committed Purchaser	$~~125,000,000~~150,000,000

Schedule I

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